UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

CANNABIS LEAF INCORPORATED

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 9th Avenue NE Seattle, Washington	98105
(Address of principal executive offices)	(Zip Code)

(206) 430-6250

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.02	Termination of a Material Definitive Agreement

On May 3, 2018 Cannabis Leaf Incorporated (the “Company”) executed a Settlement and Release Agreement (the “Settlement Agreement”) with AGH WA, LLC in order to terminate the License Agreement and cease the business relationship between the Parties, and remedy any defaults of the terms and conditions of the License Agreement.

The compensation pertaining to entering into the Settlement Agreement is an aggregate total of 2,600,000 Restricted Common Shares.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 8.01	Other events

On April 26, 2018, the Company provided a Notice of Termination to Green Venture Capital Inc., Pursuant to the Letter of Intent entered into by the Company and Green Venture Capital, Inc. on October 24, 2017. No Consideration has been paid to date.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement and Release Agreement
10.2	Notice of Termination

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS LEAF INCORPORATED

Date: May 4, 2018	By:	/s/ Jason Sakowski
Jason Sakowski, President & C.E.O.

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